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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 August 29, 2005
                                 ---------------
                Date of Report (Date of earliest event reported)

                            ENCORE CLEAN ENERGY, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                      000-26047                65-0609891
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(State or other jurisdiction of       (Commission File           (IRS Employer
        incorporation)                     Number)           Identification No.)

               Suite 610, 375 Water Street
                  Vancouver, BC Canada                          V6B 5C6
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        (Address of principal executive offices)               (Zip Code)

                                 (604) 215-2500
                         ______________________________
                         Registrant's telephone number,
                               including area code


                                 Not Applicable
          _____________________________________________________________
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

     ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 29, 2005, the Company entered into an additional letter agreement (the "Agreement") with Larry Shultz concerning the transfer of his rights in certain Magnetic Piston (also known as "Pellet") Generator ("MPG") technology to the Company. Under this Agreement, Mr. Shultz has assigned all of his interest in this technology along with his interests in certain anticipated ventures that would utilize this technology to the Company. In consideration for this transfer, the Company is issuing warrants to Mr. Shultz to purchase 1,500,000 shares of the Company's common stock for $0.20 per share. These warrants may be exercised during the next seven years. In addition, the Company agrees to use its best efforts with Mr. Shultz's assistance to form at least three ventures with third parties to exploit this technology in the fields of:
(a) Heavy Duty Motor Vehicles (weighing over 8,500 pounds), (b) Passenger & Light Truck Motor Vehicles (weighing less than 8,500 pounds), and (c) Solar Thermal ("rooftop solar and "concentrated solar" systems). Mr. Shultz is to own 15% of each venture once at least $1 million has been invested in each venture. Further investments in such ventures may dilute both Mr. Shultz's and the Company's interests in the ventures proportionately. The Company has full and exclusive rights to exploit the technology in any other fields of use. Each of the ventures in the above three fields of use (for up to a maximum of five ventures) are to each enter into five year consulting agreements with Mr. Shultz at a rate of $10,000 per month per consulting agreement to compensate him for services to these ventures. Such consulting agreements will be subject to such terms and conditions as third party investors in the ventures may reasonably require, including but not limited to rights to terminate if certain performance levels are not obtained, minimum time commitments and non-competition limitations.


This foregoing is a summary of the Agreement. The full text of the agreement is attached hereto as Exhibit 10.1.


This Agreement was approved by the unanimous vote of the disinterested Board of Directors who deemed it to be in the best interests of Encore to enter into this Agreement with Mr. Shultz and to waive compliance by Mr. Shultz with the Encore Ethics Agreement with respect to this Agreement.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

     ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits
     Exhibit
      Number        Description of Exhibit
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       10.1         Strategic Consulting Agreement - August 29, 2005

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ENCORE CLEAN ENERGY, INC.

Date:  September 1, 2005
                                      By: /s/ Daniel Hunter
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                                               Daniel Hunter
                                     Chief Executive Officer and Chief
                                     Financial Officer

                                     August 29, 2005